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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 10, 2000 relating to the financial statements, which appear in White Electronic Designs Corporation's Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP


Phoenix, Arizona
April 9, 2001